EXHIBIT 23.1

          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The Peak Technologies Group, Inc. (Form S-8) and related Prospectus for the registration of 500,000 shares of its common stock issuable under The Peak Technologies Group, Inc. Nonqualified Stock Option Plan, of our reports dated February 19, 1996, with respect to the consolidated financial statements and schedule of The Peak Technologies Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995.


                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       Ernst & Young LLP

MetroPark, New Jersey
November 20, 1996